Exhibit 99.1

Ondas Networks Provides Update on Company Growth Strategy

Company leverages position as key supplier of private broadband industrial wireless data networks to enter new markets and provide mission-critical communications solutions

SUNNYVALE, Calif. – December 12, 2018 – Ondas Holdings Inc. (OTC: ONDS), through its wholly owned subsidiary, Ondas Networks Inc. (the "Company"), a developer of private licensed wireless data networks for mission-critical industrial markets, today provided an update on its business development and growth strategy. In March 2018, Ondas Networks Inc. ("Ondas Networks") launched a major growth initiative focused on developing its customer service and support capabilities to support the expansion of marketing activities in new critical infrastructure end markets while also driving eco-system development around its standards-based FullMAX suite of wireless networking products.

Ondas Networks launched its expansion plan after the worldwide wireless industrial standard titled IEEE 802.16s was published in late 2017. The standard was created with the participation of the Electric Power Research Institute (EPRI), the Utilities Technology Council (UTC), and key utilities. IEEE 802.16s is the only telecommunications standard that has been developed specifically for mission critical industries and not for the consumer market. The adoption of this standard has stimulated demand across a number of critical infrastructure markets that require secure and reliable communications, including electric, gas, water and wastewater utilities, oil and gas producers, transportation and government entities.

Ondas Networks believes these end markets are poised for substantial growth as next generation wireless technologies emerge including those based on IEEE 802.16s. Critical infrastructure providers require connectivity solutions that can ensure network security, reliability and availability enabling MC-IoT applications. Firms such as Cisco and Gartner forecast the proliferation of billions of Internet-connected devices by 2020 and critical infrastructure providers will be key beneficiaries of the business productivity provided by those MC-IoT applications. Ondas Networks is working with its customers to drive market growth and stimulate a multi-vendor eco-system around the IEEE 802.16s standard.

To support its business goals, Ondas Networks has significantly grown its team over the last six months with an emphasis on expanding its customer service and support functions across key market verticals. Of note, the Company:

•	Appointed Suresh Palliparambil as Chief Revenue Officer of Ondas Networks, who is responsible for defining and executing global sales and business development activities. Palliparambil possesses experience in technology sales, business development, and operations at both start-up and established, high-growth companies including DHL and NXP Semiconductors.
•	Hired Kathy Nelson as Director of Technical Product Marketing and Industry Relations for Ondas Networks, who is supporting growth across all industrial verticals. Nelson has built a successful career driving the deployment of wireless data and voice communications systems for one of the nation’s leading wholesale electricity providers and spending nearly a decade on the Board of Directors for the Utility Technology Council where she also served as Chairwoman. Ms. Nelson is a recipient of the Electric Power Research Industry (EPRI) Technology Transfer Award for her work on Field Area Networks.
•	Established a new Transportation Business Unit for Ondas Networks led by Jim Taylor who recently joined from GE Transportation to serve as the Business Unit President along with Paul Wagner who joined from DXC Technology to serve as the Business Unit’s Vice President. Taylor and Wagner join Wayne Tatro, a rail industry veteran who previously joined Ondas as a strategic advisor. Taylor will lead strategic planning, market development and growth of the transportation division while leveraging Tatro’s decades of experience implementing high growth business plans leveraging new technologies in the rail industry. Wagner will be responsible for growing Ondas Networks’ transportation-focused team and expanding its presence within this sector.

“We will continue to invest in the substantial MC-IoT market opportunities being opened by our standards-based FullMAX wireless solutions," said Eric Brock, Chief Executive Officer of Ondas Holdings. "That means adding to our first-class engineering and customer support teams, driving awareness to support the adoption of the IEEE 802.16s standard, and seeking to build partnerships within a multi-vendor eco-system for our connectivity solutions. As we evolve the organization to address new market opportunities around the world, we will strive to grow our customer-base and revenue, establishing Ondas Networks as a leading designer and manufacturer of wireless networking technology products and eco-system partner."

About Ondas Holdings Inc.

Ondas Holdings Inc., through its wholly owned subsidiary, Ondas Networks Inc., is a developer of private licensed wireless data networks for mission-critical industrial markets. The Company designs and manufactures its multi-patented, Software Defined Radio (SDR) platform for Mission Critical IoT (MC-IoT) applications. Ondas Networks' customer end markets include utilities, oil and gas, transportation, and government entities whose demands span a wide range of mission critical applications that require secure communications over large and diverse geographical areas, many of which are within challenging radio frequency environments. Customers use our SDR technology to deploy their own private licensed broadband wireless networks. The Company also offers mission-critical entities the option of a managed network service. Ondas Networks' SDR technology supports IEEE 802.16s, the new worldwide standard for private licensed wide area industrial networks. For additional information, visit www.ondas.com.

Forward Looking Statements

Statements made in this release that are not statements of historical or current facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve substantial uncertainties and risks and are based upon our current expectations, estimates and projections and reflect our beliefs and assumptions based upon information available to us at the date of this release. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including, the risks discussed under the heading "RISK FACTORS" in our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2018, as amended on October 22, 2018 and in our other filings with the Securities and Exchange Commission. Forward-looking statements by their nature involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Ondas Networks to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

# # #

Media Contact

Kate Caruso-Sharpe

kate.caruso-sharpe@ondas.com

888.350.9994 Ext. 22